Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of January 17, 2023, by and among Leap Therapeutics, Inc., a Delaware corporation (the “Company”), and those persons that (i) as of the date of this Agreement become or have become entitled to receive Registrable Securities (as defined in Section 1 below) pursuant to, and in accordance with, the Merger Agreement (as defined below) and (ii) become parties to this Agreement by executing and delivering a counterpart signature page to this Agreement on the date of this Agreement or on any date thereafter (collectively, the “Holders”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.

RECITALS

WHEREAS, pursuant to, and in accordance with, that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Fire Merger Sub, Inc., a wholly-owned subsidiary of the Company (“First Merger Sub”), Flame Biosciences LLC, a wholly-owned subsidiary of the Company, Flame Biosciences, Inc. (“Target”), and the Stockholder Representative named therein (the “Merger Agreement”), First Merger Sub is agreeing to merge with and into Target, with Target surviving such merger to become a wholly-owned subsidiary of the Company (the “Merger”), and the Company is agreeing to issue to the stockholders and other equityholders of Target up to 19,794,373 shares of Common Stock of the Company and up to 136,833 shares of Preferred Stock of the Company in exchange for all of Target’s shares of common stock and other equity securities owned by such stockholders and other equityholders of Target.

WHEREAS, the Holders are stockholders of Target that, upon the consummation of the Merger, shall become entitled to receive shares of Common Stock and shares of Preferred Stock pursuant to, and in accordance with, the terms and conditions of the Merger Agreement.

WHEREAS, the shares of Common Stock that the Holders are entitled to receive pursuant to the Merger Agreement, and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock that the Holders are entitled to receive pursuant to the Merger Agreement, are Registrable Securities.

WHEREAS, the Company and the Holders wish to enter into this Agreement in order to provide for the grant by the Company to the Holders of certain registration rights subject to, and in accordance with, the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Definitions

1.1.            Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)            “Board” shall mean the Board of Directors of the Company.

(b)            “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)            “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(d)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)            “Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(f)             “Maximum Successful Underwritten Offering Size” means, with respect to any Piggy-Back Transaction (as defined in Section 2.1(e)), the maximum number of securities that may be sold in such Piggy-Back Transaction without adversely affecting the marketability, proposed offering price, timing, or method of distribution of such Piggy-Back Transaction, as advised by the managing underwriters of such Piggy-Back Transaction, in their reasonable and good faith opinion, to the Company and the applicable selling stockholders (including, without limitation, any Holders) that have requested to participate in such Piggy-Back Transaction.

(g)            “Other Securities” shall mean securities of the Company, other than Registrable Securities.

(h)            “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(i)             “Preferred Stock” shall mean the Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share, of the Company.

(j)             “Registrable Securities” shall mean (i) shares of Common Stock issued pursuant to, and in accordance with, the Merger Agreement, (ii) shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock issued pursuant to, and in accordance with, the Merger Agreement, (iii) to the extent not duplicative of the foregoing clause (i) or clause (ii), shares of Common Stock that consist of Holdback Shares (as defined in the Merger Agreement) or that are issued or issuable upon conversion of any Holdback Shares that consist of shares of Preferred Stock, (iv) any and all shares of Common Stock issued or issuable as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock referred to in any of the foregoing clauses (i), (ii) and (iii), including, without limitation, by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (1) such Registrable Securities have been sold pursuant to an effective Registration Statement; (2) such Registrable Securities have been sold by the Holders pursuant to Rule 144 (or other similar rule); (3) such Registrable Securities may be resold by the Holder holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (4) three (3) years after the date of this Agreement.

(k)            The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(l)             “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees (including, without limitation, fees and expenses of the Company’s independent registered public accountants and transfer agent), printing expenses, and fees and disbursements of counsel for the Company, but shall not include Selling Expenses. In addition, the Company shall be responsible for all of its internal expenses incurred in effecting any registration pursuant to this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities.

(m)           “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws, other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(n)            “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission having substantially the same effect as such rule.

(o)            “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(p)            “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors any of the Holders engage and all similar fees and commissions relating to the Holders’ disposition of the Registrable Securities.

Section 2.
Resale Registration Rights

2.1.            Resale Registration Rights.

(a)            On or prior to the 75th day following the First Effective Time (as defined in the Merger Agreement), the Company shall prepare and file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Holders (the “Resale Registration Shelf”). The Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Holders in accordance with Section 2.6. The Company may require each applicable Holder to promptly furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, and the Company’s obligation under this Section 2.1(a) with respect to such applicable Holder’s Registrable Securities is conditioned upon such applicable Holder furnishing in writing to the Company such information. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Holders under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the Commission shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Holders that have not previously been registered under the Securities Act for resale by the Holders pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective and the prospectus contained therein is available for use by the Holders. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Holder’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

(b)            The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of “Registrable Securities”. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Holders of the effectiveness of the Resale Registration Shelf.

(c)            Deferral and Suspension. At any time after being obligated to file the Resale Registration Shelf, or after the Resale Registration Shelf has become effective, the Company may defer the filing of or suspend the use of the Resale Registration Shelf, upon giving written notice of such action to the Holders with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board after consultation with outside legal counsel for the Company, the filing or use of the Resale Registration Shelf would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of the Resale Registration Shelf at such time. The Company shall have the right to defer the filing of or suspend the use of the Resale Registration Shelf for a period of not more than ninety (90) days from the date the Company notifies the Holders of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(c) more than once in any twelve (12) month period. In the case of the suspension of use of any effective Resale Registration Shelf, the Holders, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to the Resale Registration Shelf until advised in writing by the Company immediately following the conclusion of such event that the use of the Resale Registration Shelf may be resumed. In the case of either a suspension of use of, or deferred filing of, the Resale Registration Shelf, the Company shall, during the pendency of such suspension or deferral, use its reasonable best efforts to resolve such items or events the Board has identified that would be seriously detrimental to the Company or its stockholders.

(d)            Other Securities. The Resale Registration Shelf may include Other Securities; provided such Other Securities are excluded first from the Resale Registration Shelf in order to comply with any applicable laws or request from any Governmental Entity, Nasdaq or any applicable listing agency.

(e)            Piggy-Back Transactions. If the Company proposes to file with the Commission a registration statement, prospectus, or offering statement relating to an underwritten public offering for the account of selling stockholders of the Company (including, without limitation, any of the Holders) under the Securities Act (regardless of whether or not such underwritten public offering is also for the Company’s own account) of any of the Company’s equity or equity-linked securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity or equity-linked securities to be issued solely in connection with any acquisition of any entity or business (or a business combination subject to Rule 145 under the Securities Act) or equity or equity-linked securities issuable in connection with the Company’s stock option or other employee benefit plans, and other than in connection with any applicable Form promulgated under the Securities Act relating to equity or equity-linked securities to be issued solely in connection with a dividend reinvestment or similar plan or rights offering) (a “Piggy-Back Transaction”), then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) calendar days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement or offering statement all or any part of such Registrable Securities that such Holder requests to be registered; provided, however, the Company shall not be required to register any Registrable Securities pursuant to this Section 2.1(f) that are the subject of a then-effective Registration Statement. The Company may postpone or withdraw the filing or the effectiveness of a piggy-back registration at any time in its sole discretion.

(f)            Reduction of Piggy-Back Transaction. If the total number of securities requested to be included in a Piggy-Back Transaction exceeds the Maximum Successful Underwritten Offering Size for such Piggy-Back Transaction, then the number of securities to be offered pursuant to such Piggy-Back Transaction shall be reduced to such Maximum Successful Underwritten Offering Size, and such reduced number of securities shall be allocated as follows: (i) first, in the event that such Piggy-Back Transaction is being effected as a result of the exercise of any demand registration rights by any of the selling stockholders of the Company participating in such Piggy-Back Transaction, to such selling stockholder of the Company that exercised demand registration rights; (ii) second, and only if all of the securities that any of the selling stockholders referred to in the foregoing clause (i) have requested to be registered, offered and sold pursuant to such Piggy-Back Transaction have been included in such Piggy-Back Transaction, to the Company (if the Company has requested to register, offer and sell pursuant to such Piggy-Back Transaction any of its securities for its own account); and (iii) third, and only if all of the securities that the selling stockholders referred to in the foregoing clause (i) and the Company have requested to be registered, offered and sold pursuant to such Piggy-Back Transaction have been included in such Piggy-Back Transaction, to any other selling stockholders of the Company (including any of the Holders) on a pro rata basis in proportion to the number of securities of the Company that any such other selling stockholders of the Company have requested to be registered, offered and sold pursuant to such Piggy-Back Transaction.

2.2.            Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders.

2.3.            Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Holders advised as to the initiation of each such registration and as to the status thereof, and the Company shall use reasonable best efforts, within the limits set forth in this Section 2.3, to:

(a)            prepare and file with the Commission such amendments and supplements to the applicable Registration Statement, the prospectuses used in connection with such Registration Statement, and any other document incorporated therein by reference or, if necessary, renew or refile a Registration Statement, as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)            furnish to the Holders such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)            register and qualify (or file an exemption from such registration or qualification) the Registrable Securities covered by the applicable Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders and to keep each such registration or qualification (or exemption therefrom) effective until such time as the Registerable Securities cease to be Registerable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)            promptly notify the Holders at any time when (i) a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for any amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) a prospectus relating to the applicable Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to the applicable Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(f)            cause all such Registrable Securities included in the applicable Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed;

(g)            cause the legend on any Registrable Securities covered by this Agreement to be removed at the Company’s sole expense if (i) such Registrable Securities may be sold pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) under the Securities Act, or (ii) such Registrable Securities are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that the Holder of such Registrable Securities has provided all necessary documentation and evidence as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law. The Company shall cooperate with the applicable Holder of Registrable Securities covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 2.3(g) as soon as reasonably practicable after the delivery of notice from such Holder that the conditions to removal are satisfied, as applicable (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence), which may include, among other things, causing to be delivered an opinion of the Company’s counsel to the Company’s transfer agent in a form and substance reasonably satisfactory to the transfer agent. The Company shall bear all transfer agent fees and fees of the Company’s counsel associated with the removal of a legend pursuant to this Section 2.3(g); and

(h)            respond as promptly as reasonably possible to any comments received from the Commission with respect to any Registration Statement or any amendment thereto and to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Registrable Securities for sale in any jurisdiction, or to prevent any such suspension.

2.4.            Obligations of the Holders.

(a)            Discontinuance of Distribution. The Holders agree that, upon receipt of written notice from the Company of the occurrence of any event of the kind described in Section 2.3(d)(v) hereof, the Holders shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(d)(v) hereof or receipt of notice that no supplement or amendment is required and that the Holders’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.4(a).

(b)            Compliance with Prospectus Delivery Requirements. The Holders covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

2.5.            Indemnification.

(a)            To the fullest extent permitted by law, the Company shall indemnify the Holders, and, as applicable, their officers, directors, members, shareholders and constituent partners, legal counsel for each Holder and each Person controlling the Holders, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Holders, each such underwriter, and each Person who controls the Holders or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld, conditioned or delayed); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Holder of the obligations set forth in Section 2.4 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Holders, such underwriter, or such controlling Person and stated to be for use therein.

(b)            To the fullest extent permitted by law, each Holder (severally and not jointly) shall, if Registrable Securities held by such Holder are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by any such Registration Statement, and each Person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Holder of Section 2.4 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld, conditioned or delayed); provided, further, that such Holder’s liability under this Section 2.5(b) (when combined with any amounts such Holder is liable for under Section 2.5(d)) shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such registration.

(c)            Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.5, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure. The indemnified party shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court filings and related papers) received by the indemnified party relating to the claim.

(d)            If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.5(a) or Section 2.5(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)            The obligations of the Company and the Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. The indemnity and contribution agreements contained in this Section 2.5 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

2.6.            Information. The Holders shall furnish to the Company such information regarding the Holders, their respective Registrable Securities and the distribution proposed by the Holders, as well as updates to any of such information, as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Holders agree to, as promptly as reasonably practicable (and in any event prior to any sales made pursuant to a prospectus or at the written request of the Company), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holders not misleading. The Holders agree to keep confidential the receipt of any notice, communication or document received pursuant to this Agreement (including, without limitation, any notice pursuant to Section 2.3(d)(v)) and the contents thereof, except as required pursuant to applicable law. Moreover, and without limiting the generality of the immediately preceding sentence, each Holder hereby acknowledges and agrees that any notice, communication or document received pursuant to this Agreement may constitute or contain material, non-public information under applicable securities laws, and that, if any notice, communication or document received by any Holder pursuant to this Agreement constitutes or contains material, non-public information with respect to the Company, such Holder is prohibited under applicable securities laws from disclosing to any person such material, non-public information and from trading in any securities of the Company for so long as such notice, communication or document or the contents thereof continue to be material, non-public information. Holder hereby agrees not to disclose any material, non-public information with respect to the Company and not to trade in any securities of the Company while in possession of material, non-public information with respect to the Company. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name a Holder in any Registration Statement or in any related prospectus or prospectus supplement if such Holder has not provided the information required by this Section 2.6 with respect to such Holder as a selling securityholder in such Registration Statement or any related prospectus or prospectus supplement.

2.7.            Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company agrees to use reasonable best efforts to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)            prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Holders with copies of all of the pages thereof (if any) that reference the Holders; and

(d)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Holder in availing itself of any rule or regulation of the Commission which permits an Holder to sell any such securities without registration.

Section 3.
Miscellaneous

3.1.            Amendment. The terms and provisions of this Agreement may be modified, amended or terminated, and any of the provisions hereof may be waived, temporarily or permanently, pursuant to a writing executed by a duly authorized representative of the Company and Holders holding a majority of the then outstanding Registrable Securities (treating, for purposes of this Section 3.1, any shares of Common Stock issuable upon conversion of any shares of Preferred Stock then outstanding as if such shares of Common Stock were then issued and outstanding); provided that this Agreement may not be modified or amended, and no provision hereof may be waived, in any way that would adversely affect the rights of any Holder(s) hereunder in a manner disproportionate to any adverse effect such modification, amendment or waiver would have on the rights of all Holders as a whole, without also the prior written consent of such Holders that are so disproportionately adversely affected.

3.2.            Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.            Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by electronic mail followed by hard copy delivered by the methods under clause (a), (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to the Holders:	At such Holder’s address or email address as set forth on such Holder’s counterpart signature page
If to the Company:	Leap Therapeutics, Inc. 47 Thorndike Street, Suite B1-1 Cambridge, MA 02141 Attention: Douglas E. Onsi, Chief Executive Officer Donsi@leaptx.com

with a copy to:	Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 Attention: Julio E. Vega, Esq. julio.vega@morganlewis.com

3.4.            Governing Law; Jurisdiction; Venue; Jury Trial.

(a)            This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)            Each of the Company and the Holders irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Holders irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the Company and the Holders hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)            Each of the Company and the Holders irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Holders hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE HOLDERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE HOLDERS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.            Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Holders shall be entitled to transfer Registrable Securities to one or more of their affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, without the prior consent of the Company so long as such Holder is not relieved of any liability or obligations hereunder. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

3.6.            Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.

3.7.            Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.            Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.

3.9.            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.            Term and Termination. The Holders’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the obligations hereunder of the Company and the Holders other than pursuant to Section 2.5 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Registration Rights Agreement effective as of the day, month and year first above written.

Leap Therapeutics, inc.

By:	/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	Chief Executive Officer

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